Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of July 27, 2023, by and between BLUES STAR FOODS CORP., a Delaware corporation (the “Company”), and LIND GLOBAL FUND II LP, a Delaware limited Partnership (the “Investor”).

WHEREAS:

A. The Company and the Investor executed and delivered that certain Securities Purchase Amendment, dated as of May 30, 2023 (the “Purchase Agreement”);

B. Investor purchased from the Company, upon the terms and conditions set forth in the Purchase Agreement, a Senior Convertible Promissory Note of the Company, in the aggregate principal amount of US$1,200,000.00 (the “Initial Note”) and a common stock purchase warrant to purchase 8,700,696 shares of common stock of the Company (the “Initial Warrant”);

C. In order to permit the issuance of further Senior Convertible Promissory Notes and common stock purchase warrants pursuant to the Purchase Agreement, the Company and the Investor wish to the amendment the Purchase Agreement in certain respects.

NOW THEREFORE, the Company and the Investor severally (and not jointly) hereby agree as follows:

1. AMENDMENTS.

a. The definition of “Funding Amount” in Section 1 of the Purchase Agreement is hereby deleted and replaced with the following:

“Funding Amount” means an amount equal to up to One Million Five Hundred Thousand Dollars ($1,500,000.00).

b. Section 2.1 of the Purchase Agreement is hereby deleted and replaced with the following:

2.1 Purchase and Sale of the Notes and the Warrants. Subject to the terms and conditions set forth herein at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, for the aggregate Funding Amount (a) convertible promissory notes, in the form attached hereto as Exhibit A (each, a “Note”), in the aggregate principal amount of up to One Million Eight Hundred Thousand Dollars ($1,800,000) (the “Principal Amount”), and (b) Common Stock purchase warrants, in the form attached hereto as Exhibit B, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire shares of Common Stock in such aggregate amount as the Company and Investor shall mutually agree (the “Warrants”).

a. Section 6.1 of the Purchase Agreement is hereby amended by adding at the end thereof the following as a new clause (k) thereto:

(k) Registration Statement. Prior to the Closing of any Note which would cause the aggregate Funding Amount paid by the Investor under this Agreement to exceed $1,250,000.00, a Registration Statement in respect of all of the Investor Shares, including the Investor Shares issuable in respect of such Note, shall have been declared effective, as a provided in Section 9.1(c) of this Agreement.

2. AFFIRMATION. The Company hereby affirms all of its obligations to the Investor under all of the Purchase Agreement, this Amendment, the Initial Note and agrees and affirms as follows: (i) that as of the date hereof, the Company has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of Purchase Agreement, and the Initial Note to be performed, satisfied or complied with by the Company; (ii) that the Company shall continue to perform each and every covenant, agreement and condition set forth in each of the Purchase Agreement, this Amendment, and the Initial Note, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under Purchase Agreement, this Amendment, or the Initial Note, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Purchase Agreement, this Amendment, or the Initial Note; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.

3. RATIFICATION. The Company hereby acknowledges, represents, warrants and confirms to Investor that: (i) each of the Purchase Agreement, this Amendment, and the Initial Note are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (ii) no oral representations, statements, or inducements have been made by Investor, or any agent or representative of Investor, with respect to the Purchase Agreement, this Amendment, or the Initial Note.

4. HOLDER’ CONDUCT. As of the date of this Amendment, the Company hereby acknowledges and admits that: (i) the Investor has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement and the Initial Note or any other related documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Purchase Agreement, or the Initial Note, or any other document, except as expressly set forth herein, or in the Purchase Agreement, and the Initial.

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5. GOVERNING LAW; MISCELLANEOUS.

a.        Governing Law; Jurisdiction and Venue. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by the Purchase Agreement, this Amendment, the Initial Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

b. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

c. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Purchase Agreement, except as otherwise specifically set forth herein.

d. Representations and Warranties. The Company hereby confirms and affirms that all representations and warranties made under the Purchase Agreement and the Initial Note (specifically including under Section 3 of the Purchase Agreement) are true, correct and complete as of the date Purchase Agreement and hereby confirm and affirm that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Company does hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Company, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

e. Organizational and Authorization Documents. The Company shall have executed and delivered a certificate of an officer thereof certifying and attaching (a) resolutions of the Company’s board of directors, approving and authorizing the execution, delivery and performance of this Amendment and each of the documents and agreements contemplated in connection herewith; and (b) a good standing certificate in the state of organization of the Company and in each other state requested by Investor; which officer certifies to be true and complete, and in full force and effect without modification, it being understood that Investor may conclusively rely on each such document and certificate until formally advised by the Company of any changes therein.

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f. Effect on Purchase Agreement. Except as expressly amended by this Amendment, all of the terms and provisions of the Purchase Agreement shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

g. Counterparts; Signatures by Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

h. Construction; Headings. This Amendment shall be deemed to be jointly drafted by the Company and the Investor and shall not be construed against any person as the drafter hereof. The headings of this Amendment are for convenience of reference only and shall not form part of, or affect the interpretation of, this Amendment.

i. Severability. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

j. Entire Agreement; Amendments. The Purchase Agreement, this Amendment, the Initial Note, the Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the majority in interest of the Investor.

k. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Purchase Agreement.

l. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

m. Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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n. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Amendment shall survive the closing hereunder not withstanding any due diligence investigation conducted by or on behalf of the Investor. The Company agrees to indemnify and hold harmless the Investor and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in the Purchase Agreement, this Amendment, and the Initial Note or any of its covenants and obligations under the Purchase Agreement, this Amendment, or the Initial Note, including advancement of expenses as they are incurred.

o. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

p. No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Amendment to be duly executed as of the date first above written.

LIND GLOBAL FUND II LP

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer

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